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                                                                    EXHIBIT 4.14

                            FORM OF FACE OF SECURITY

FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS SECURITY BEARS ORIGINAL ISSUE DISCOUNT. INFORMATION INCLUDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY WILL BE MADE AVAILABLE TO HOLDERS UPON REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY, AT (281) 447-8787.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFER IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

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                           HANOVER COMPRESSOR COMPANY

                ZERO COUPON SUBORDINATED NOTE DUE MARCH 31, 2007

No. 2
Issue Date: May 14, 2003
Issue Price: $173,378,423

                                                              CUSIP: 410768 AD 7

         Hanover Compressor Company, a Delaware corporation, promises to pay to Cede & Co. or registered assigns, on March 31, 2007 the Principal Amount of Two Hundred Sixty-Two Million, Six Hundred Twenty-One Thousand, Eight Hundred and Ten Dollars ($262,621,810).

         This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security.

         Additional provisions of this Security are set forth on the other side of this Security.

         IN WITNESS WHEREOF, Hanover Compressor Company has caused this instrument to be duly executed.

                                             HANOVER COMPRESSOR COMPANY

                                            By:_________________________________

                                            Name:    John E. Jackson

                                            Title:   Senior Vice President and
                                                     Chief Financial Officer

Dated:   December 8, 2003

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Wachovia Bank, National Association, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By_____________________________
   Authorized Signatory

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                            REVERSE SIDE OF SECURITY

                           HANOVER COMPRESSOR COMPANY

                ZERO COUPON SUBORDINATED NOTE DUE MARCH 31, 2007

1.       INTEREST

         This Security shall not bear interest except as specified in this paragraph. If any Additional Interest accrues on this Security, then such accrued Additional Interest shall be payable upon the Stated Maturity or upon the earlier redemption pursuant to paragraph 5 hereof or acceleration thereof pursuant to Section 6.02 of the Indenture. If the Principal Amount hereof and accrued Additional Interest, if any, or any portion of such Principal Amount or accrued Additional Interest, if any, is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, or upon the Stated Maturity of this Security), then in each such case the overdue amount shall bear interest at the rate of 13.00% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount and Additional Interest.

         The Original Issue Discount (the difference between the Issue Price and the Principal Amount of the Security) in the period during which a Security remains outstanding, shall accrue at 11.00% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on the Issue Date of this Security. Event of Default Interest shall accrue at 2.0% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on the date an Event of Default occurs and is continuing and automatically ceasing when all existing Events of Default have been cured or waived. Excess Leverage Interest shall accrue at 3.0% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing upon the date that the Consolidated Leverage Ratio has exceeded 5.18 to 1.0 throughout the two consecutive fiscal quarters most recently then ended and is continuing and automatically ceasing when the Consolidated Leverage Ratio no longer exceeds
5.18 to 1.0. In the event that the Company would be required to accrue Event of Default Interest and Excess Leverage Interest, the Company shall accrue only Excess Leverage Interest for as long as it is required. In no event shall the Company accrue both Event of Default Interest and Excess Leverage Interest. Original Issue Discount and, notwithstanding the foregoing, Additional Interest shall cease to accrue on the earlier of (a) the date on which the Principal Amount hereof or any portion of such Principal Amount becomes due and payable and (b) any Redemption Date or other date on which such Original Issue Discount shall cease to accrue in accordance with Section 2.08 of the Indenture.

                                       3
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2.       METHOD OF PAYMENT

         Holders must surrender Securities to the Paying Agent to collect all payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.       PAYING AGENT AND REGISTRAR

         Initially, Wachovia Bank, National Association (the "TRUSTEE"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-registrar.

4.       INDENTURE

         The Company issued the Securities under an Indenture (the "INDENTURE"), dated as of May 14, 2003, between the Company and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

         The Securities are general unsecured obligations of the Company limited to $262,621,810 aggregate Principal Amount (subject to Section 2.07 of the Indenture).

5.       REDEMPTION AT THE OPTION OF THE COMPANY

         No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Price described below, provided that the Securities are not redeemable prior to March 31, 2006.

         The Redemption Price of a Security shall equal (i) 102.50% multiplied by (ii) the Issue Price plus accrued Original Issue Discount and Additional Interest, if any, as of the Redemption Date.

6. [INTENTIONALLY OMITTED]

7. NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

         Notice of redemption at the option of the Company will be mailed at least 20 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to 11:00 a.m., New York City time, on the Redemption Date, on and after such date Original Issue Discount and Additional Interest, if any, cease to accrue on such Securities or portions thereof.

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8.       RANKING

         The Securities shall, to the extent set forth in Article 11 of the Indenture, be subordinate and junior and subject in right of payment to the prior payment in full in cash of all Senior Debt.

9. [INTENTIONALLY OMITTED]

10. [INTENTIONALLY OMITTED]

11. [INTENTIONALLY OMITTED]

12. DENOMINATIONS; TRANSFER; EXCHANGE

         The Securities are in registered form, without coupons, but with no limitation as to denominations. A Holder may transfer Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any transfer taxes or other assessments required by law. The Registrar need not transfer or exchange any Securities selected or called for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before the mailing of notice of Securities to be redeemed.

13. PERSONS DEEMED OWNERS

         The registered holder of this Security may be treated as the owner of this Security for all purposes.

14. UNCLAIMED MONEY OR SECURITIES

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such return, shall in the event that the Securities are no longer held in global form, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York and the Wall Street Journal (if such publication is then in circulation) or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look only to the Company for payment as general creditors and all liability of the Trustee and the Paying Agent with respect to such money, and all liabilities as trustee thereof, shall thereupon cease.

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15. AMENDMENT; WAIVER

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain Defaults and Events of Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to provide for the assumption of the Company's obligations to the Holders of the Securities in case of a merger or consolidation or sale of all or substantially all of the Company's assets; to provide for uncertificated Securities in addition to or in place of certificated Securities or to make any change that does not adversely affect the rights of any Holder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

16. DEFAULTS AND REMEDIES

         Under the Indenture, Events of Default include (i) except in the case of a redemption, the Company defaults in the payment of the Principal Amount, Issue Price, accrued Original Issue Discount or accrued Additional Interest on any Security when the same becomes due and payable at its Stated Maturity, upon declaration or otherwise; (ii) the Company defaults in the payment of the Redemption Price on any Security for more than five days after the same becomes due; (iii) the Company defaults in the performance of or compliance with any term contained in Sections 4.08 and 5.01 of the Indenture; (iv) the Company fails to comply with Section 4.09 and such failure continues for 30 days after the earlier to occur of (x) a senior financial officer of the Company obtaining knowledge of such failure to comply with Section 4.09 and (y) the Trustee notifying the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding notifying the Company and the Trustee, of such failure to comply with Section 4.09; (v) the Company fails to comply with any of its agreements or covenants in the Securities or the Indenture (other than those referred to in clauses (i) - (iv) above), and such failure continues for 90 days after receipt by the Company of a Notice of Default; (vi) the Company is in default under one or more Senior Debt Agreements pursuant to which (a) Senior Debt in an aggregate principal amount of $100,000,000 or more is outstanding or (b) there are commitments thereunder to provide Senior Debt in an aggregate principal amount of $100,000,000 or more and as a consequence of such default the Indebtedness under such Senior Debt Agreements has become, or has been declared, due and payable before its regularly scheduled dates of payment; and (vii) certain events of bankruptcy or insolvency as set forth in the Indenture. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being declared due and payable immediately upon the occurrence of such Events of Default. Acceleration is subject to the subordination provisions of the Indenture.

         Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives

                                       6
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reasonable indemnity or security. Subject to certain limitations, Holders of no less than a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default for 30 days or (except a Default in payment of amounts specified in clauses (i) and (ii) above) if it determines that withholding notice is in their interests.

17. TRUSTEE DEALINGS WITH THE COMPANY

         The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18. NO RECOURSE AGAINST OTHERS

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.      AUTHENTICATION

         This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

20.      ABBREVIATIONS

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

21. OFFSET RIGHTS

         The aggregate Principal Amount of the Securities outstanding from time to time may be reduced as a result of Offset Prepayments, which Offset Prepayments terminate once the Schlumberger Holder owns less than all of the Securities.

22. GOVERNING LAW

         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

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23. INDENTURE TO CONTROL

         In case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                           Hanover Compressor Company
                           12001 North Houston Rosslyn Road
                           Houston, Texas 77086
                           Attention:  Corporate Secretary

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                                 TRANSFER NOTICE

This Transfer Notice relates to __________ Principal Amount (as defined in the Indenture to which the referenced Securities are subject) of the Zero Coupon Subordinated Notes due March 31, 2007 of Hanover Compressor Company, a Delaware corporation, held by Schlumberger Technology Corporation (the "TRANSFEROR").

(I) or (we) assign and transfer this Security to
________________________________________________________________________________
(Print or type assignee's name, address and zip code)

________________________________________________________________________________
(Insert assignee's social security or tax I.D. no.)

and irrevocably appoint _______________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your Signature:_________________________________________________________________
          (Sign exactly as your name appears on the other side of this Security)

         Date:__________________________________________________________________

         Signature Guarantee:(1)________________________________________________

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred:

CHECK ONE BOX BELOW

         (1)      [ ]      to Hanover Compressor Company; or

         (2)      [ ]      pursuant to and in compliance with Rule 144A under
the Securities Act of 1933; or

         (3)      [ ]      pursuant to and in compliance with Regulation S under
the Securities Act of 1933; or

         (4)      [ ]      pursuant to another available exemption from the
registration requirements of the Securities Act of 1933; or

----------------------------
(1) Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar which requirements include membership or participation in the Security Transfer Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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         (5)      [ ]      pursuant to an effective registration statement under
the Securities Act of 1933.

                  Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; PROVIDED, HOWEVER, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Securities such legal opinions, certifications and other information as it has reasonably requested (including, if the transferee is an institutional accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, a letter signed by such transferee in the form of Exhibit B to the Indenture) to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                  Unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933 (an "AFFILIATE"):

         (6)      [ ]      The transferee is an Affiliate of the Company.

                                            ____________________________________
                                            Signature

                                            ____________________________________
                                            Date

                                            ____________________________________
                                            Signature Guarantee(2)

----------------------------
(2) Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

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              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________        _______________________________________________
                                 [Signature of executive officer of purchaser]
                                 Name:__________________________________________
                                 Title:_________________________________________

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